Exhibit 99.1

Endo Completes Acquisition of BioSpecifics

DUBLIN, December 2, 2020 – Endo International plc (NASDAQ: ENDP) announced today that it completed the previously announced acquisition of BioSpecifics Technologies Corp., a commercial-stage biopharmaceutical company, for $88.50 per share in an all-cash transaction, for an estimated enterprise value of approximately $540 million (net of approximately $120 million in cash acquired).

“We’re pleased to have completed the acquisition of BioSpecifics, which immediately enhances our adjusted EBITDA and the profitability profile of both XIAFLEX® and Qwo™—two of our most durable and differentiated products with significant long-term growth potential,” said Blaise Coleman, President and CEO of Endo.

Endo has had a strategic relationship with BioSpecifics since 2004. Under the terms of the relationship, BioSpecifics received a royalty stream from Endo related to Endo’s collagenase-based therapies, which currently include XIAFLEX, marketed by Endo Pharmaceuticals, for the treatment of Dupuytren’s contracture and Peyronie’s disease, and QWO, the first FDA-approved injectable treatment for cellulite, which is expected to be launched by Endo Aesthetics in spring 2021.

Transaction Details

Endo completed the transaction through a tender offer by Beta Acquisition Corp., a wholly-owned indirect subsidiary of Endo (“Merger Sub”), to acquire all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of BioSpecifics, at a price of $88.50 per Share (the “Offer Price”), net to the holder in cash, without interest and less any applicable withholding taxes (the “Offer”), and the subsequent merger of Merger Sub with and into BioSpecifics. Endo commenced the Offer on November 2, 2020, and the Offer expired at one minute after 11:59 PM, New York time, on December 1, 2020. As of the expiration of the Offer, approximately 6,159,975 Shares were validly tendered and not validly withdrawn in accordance with the terms of the Offer, representing approximately 82.8% of the Shares on a fully diluted basis, and such shares were accepted for payment under the terms of the Offer.

Following the completion of the Offer, Endo completed the merger of Merger Sub with and into BioSpecifics in accordance with Section 251(h) of the Delaware General Corporation Law, in which the Shares that were not tendered in the Offer were acquired by Endo and cancelled and converted into the right to receive the Offer Price. As a result of the merger, BioSpecifics ceased to be a publicly traded company and became a wholly-owned subsidiary of Endo.

About Endo International plc

Endo International plc is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. Learn more at www.endo.com or connect with us on LinkedIn.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. These forward-looking statements include, among others, the statements by Mr. Coleman, as well as statements relating to Endo’s acquisition and integration of BioSpecifics and Endo’s future financial performance, business prospects and strategy. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risks and uncertainties inherent in the acquisition or integration of BioSpecifics, difficulties or unanticipated expenses relating to the acquisition or integration, the possibility that anticipated synergies and other benefits of the acquisition or integration will not be realized in the amounts anticipated, within the expected timeframe or at all, the effect of the acquisition and integration on business relationships, competition, including technological advances, new products and patents attained by competitors, challenges to patents, challenges inherent in product research and development, clinical trial outcomes and quality, availability and affordability of products, and other circumstances beyond Endo’s control. You should not place undue reliance on these forward-looking statements. Additional information concerning these and other risk factors can be found in Endo’s reports filed with securities regulators in Canada and in the companies’ reports filed with the U.S. Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Endo International plc:

Media:	Investors:
Heather Zoumas-Lubeski	Pravesh Khandelwal
(484) 216-6829	(845) 364-4833
media.relations@endo.com	relations.investor@endo.com

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